Exhibit 99.1

AlphaTime Acquisition Corp. Announces Extension of Deadline to Complete Business Combination

NEW YORK, NY, October 3, 2023 — AlphaTime Acquisition Corp. (Nasdaq: ATMC, ATMCU, ATMCR, and ATMCW) (the “Company”), a special purpose acquisition company, announced today that, on September 27, 2023, it notified the trustee of the Company’s trust account that it was extending the time available to the Company to consummate an initial business combination from October 4, 2023 to January 4, 2024 (the “Extension”). The Extension is the first extension of up to three extensions permitted under the Company’s governing documents. In connection with such Extension, Alphamade Holding LP (the “Sponsor”) deposited an aggregate of $690,000.00 into the Company’s trust account on September 27, 2023, on behalf of the Company.

About AlphaTime Acquisition Corp.

The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company, the Company intends to focus its search on businesses throughout Asia.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. No assurance can be given as to the consummation of any business combination or the terms thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

AlphaTime Acquisition Corp.
Email: target@alphatimespac.com

Tel.: (347) 627-0058